POWER OF ATTORNEY

Know all persons by these presents, that the undersigned hereby constitutes and appoints each of Steven J. Borenstein, Richard Famularo, Michael J. Franco, Thomas Sanelli and Ryan Saum, signing singly, the undersigned’s true and lawful attorney-in-fact and agent in any and all capacities to:

1.	execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or trustee of Vornado Realty Trust (the “Company”), Forms 3, 4 and 5 in accordance with the undersigned’s instructions and Section 16(a) of the Securities Exchange Act of 1934 and the rules under that Act;

2.	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments to those forms, and timely file those forms with the United States Securities and Exchange Commission, any stock exchange or similar authority; and

3.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain any terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s discretion.

The undersigned grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted in this Power of Attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation. The undersigned hereby ratifies and confirms all that the attorney-in-fact, or the attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or any liabilities that may be associated therewith.

The undersigned agrees that the attorneys-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact; provided that if the attorney-in fact ceases to be an employee of the Company or its affiliates, this Power of Attorney shall cease to have effect in relation to such attorney-in-fact upon such cessation but shall continue in full force and effect in relation to any remaining attorneys-in-fact.

This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law.

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IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 30th day of March, 2021.

/s/ Beatrice Hamza-Bassey
Beatrice Hamza-Bassey